UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2009

Keithley Instruments, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28775 Aurora Road, Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company was notified by the New York Stock Exchange (“NYSE”) that it is no longer in compliance with the NYSE’s continued listing standards.

The Company is considered below criteria established by the NYSE because the Company’s total market capitalization has been less than $75 million over a consecutive 30 trading-day period, and its last reported shareholders’ equity was less than the exchange’s $75 million requirement.  As of February 12, 2009, the Company’s 30 trading-day average market capitalization was approximately $52.4 million, and, as of December 31, 2008, the Company’s shareholders’ equity was $69.5 million, as reported in its Quarterly Report on Form 10-Q.

In accordance with the NYSE procedures, the Company has 45 days from the receipt of the notice to submit a plan to the NYSE demonstrating how it intends to comply with the NYSE’s continued listing standards within 18 months.  The Company intends to submit such a plan within the required time frame.

During this time, the Company’s Common Stock will continue to be listed on the NYSE, subject to its compliance with the other NYSE continued listing requirements, but will be assigned a “.BC” suffix by the NYSE to signify that the Company is not currently in compliance with the NYSE continued listing standards.

The Company’s press release is filed with this Report as Exhibit 99.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain of the statements in this Current Report on Form 8-K that are not historical facts, including those relating to compliance with the NYSE’s continued listing requirements, are “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  Actual results may differ materially from the results stated or implied in the forward-looking statements as a result of a number of factors that include, but are not limited to: the acceptance by the NYSE of the Company’s plan to achieve compliance with NYSE continued listing standards, the Company’s ability to meet the goals set forth in such plan, and the Company’s ability to achieve compliance with NYSE continued listing standards; worldwide economic conditions; uncertainties in the credit and capital markets; business conditions in the semiconductor, wireless, precision electronics and other segments of the worldwide electronics industry; competitive factors, including pricing pressures and new products offered by competitors; and the Company’s ability to implement planned cost savings initiatives without adversely affecting the Company’s product development program.  Further information on factors that could cause actual results to differ from those anticipated is included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q which are filed with the Securities and Exchange Commission.  In light of these uncertainties, the inclusion of forward-looking information should not be regarded as a representation by the Company that its plans or objectives will be achieved.  Further, the Company is not obligating itself to revise forward-looking statements contained herein to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits.
 99. Press Release Dated February 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

February 23, 2009	By:	/s/ Mark J. Plush
		Name:	Mark J. Plush
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	Press Release Dated February 23, 2009